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                                                          Exhibit 99B(15)(b)(ii)
                                  ADDENDUM TO
                               DISTRIBUTION PLAN
                                      OF
                        THE TIMOTHY PLAN - RETAIL CLASS


     WHEREAS, Timothy Partners, Ltd. ("TPL") acts as Distributor for The Timothy Plan (the "Fund") pursuant to an Underwriting Agreement dated as of July 1, 1997; and

     WHEREAS, the Fund has adopted a Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plan").

     NOW THEREFORE,

     1.   This Addendum is adopted pursuant to the Plan.

     2.   TPL agrees that it is a Distributor under the Plan.

     3. TPL agrees to the terms and conditions of the Plan, and agrees to comply with the Plan.

                                    TIMOTHY PARTNERS, LTD.
                                    By:  COVENANT FUNDS, INC.
                                         Managing General Partner


                                    By:      /s/ Arthur D. Ally
                                           -------------------------------------


ACCEPTED AND AGREED TO

this  1  day of  July , 1997.
     ---        ------

THE TIMOTHY PLAN

By:  /s/ Arthur D. Ally
    -------------------------------------------